Exhibit 21.1

List of Subsidiaries	Jurisdiction of Organization
Academy Hotel, LLC	Delaware
Art + Commerce, LLC	Delaware
Dice Technology Ltd	United Kingdom
Dixon Talent, LLC	Delaware
DWTNCS, LLC	Nevada
Endeavor Content Capital, LLC	Delaware
Endeavor Content, LLC	Delaware
Endeavor Experiences, LLC	Delaware
Endeavor Manager, LLC	Delaware
Endeavor Operating Company, LLC	Delaware
Endeavor Parent, LLC	Delaware
Endeavor Podcast, LLC	Delaware
Endeavor Streaming, LLC	Delaware
Endeavor X, LLC	Delaware
Forza, LLC	Nevada
Frieze Events Inc.	Delaware
Frieze Events Limited	United Kingdom
Fusion Performance Marketing, LLC	Missouri
Havoc Live, LLC	Missouri
IMG Academy, LLC	Florida
IMG IOT, LLC	Delaware
IMG Media Limited	United Kingdom
IMG Models, LLC	New York
IMG Productions, LLC	New York
IMG Universe, LLC	Delaware
IMG US, LLC	Delaware
IMG Worldwide Holdings, LLC	Delaware
IMG Worldwide, LLC	Delaware
International Management Group (Overseas) LLC, Tokyo Branch	Japan
International Management Group (U.K.) Limited	United Kingdom
International Management Group S.A.S.	France
International Merchandising Company, LLC	Ohio
International Players Championship, LLC	Delaware
January Capital Holdco, LLC	Delaware
January Capital Sub, LLC	Delaware
MayMac, LLC	Nevada
NeuLion USA, LLC	Delaware
NeuLion, LLC	Delaware
One Sixty Over Ninety, LLC	Delaware

Professional Bull Riders, LLC	Delaware
PWR Events Limited	United Kingdom
SH Production Company, LLC	California
The Wall Group L.A., LLC	California
The Wall Group, LLC	Delaware
Trans World International, LLC	Delaware
UFC Holdings, LLC	Delaware
Ultimate Fighting Productions International, LLC	Nevada
Ultimate Fighting Productions, LLC	Nevada
WEC Holdings, LLC	Delaware
Wildcat Holdco Parent, LLC	Delaware
William Morris Endeavor Entertainment (U.K.) Limited	United Kingdom
William Morris Endeavor Entertainment, LLC	Delaware
WME IMG China Culture Development Co., Ltd.	China
WME IMG China, LP	Cayman Islands
WME IMG Holdings, LLC	Delaware
WME IMG, LLC	Delaware
Zuffa Australia, LLC	Nevada
Zuffa Brazil, LLC	Nevada
Zuffa Canada Productions, ULC	Canada
Zuffa Canada, LLC	Nevada
Zuffa Deportes Mexico, S. de R.L. de C.V.	Mexico
Zuffa Eventos Esportivos Brazil Ltda	Brazil
Zuffa Fitness, LLC	Nevada
Zuffa Guarantor, LLC	Delaware
Zuffa Interactive Investor, LLC	Nevada
Zuffa International, LLC	Nevada
Zuffa Ireland, LLC	Nevada
Zuffa Landco, LLC	Nevada
Zuffa Marketing, LLC	Nevada
Zuffa Music, LLC	Nevada
Zuffa Parent, LLC	Delaware
Zuffa Singapore Pte, Ltd	Singapore
Zuffa Sports & Culture Development (Beijing), Ltd.	China
Zuffa Sports and Culture Development (Shanghai) Co., Ltd.	China
Zuffa UK, Ltd.	United Kingdom
Zuffa Zen, LLC	Nevada
Zuffa, LLC	Nevada